                                                                    EXHIBIT 99.2

              KERAVISION, INC. PRESS RELEASE DATED JULY 23, 1998


For                             KERAVISION APPOINTMENTS
Further                         23-YEAR J&J VETERAN AS VP-EUROPE
Information:

Investors:  Mark                FREMONT, CALIFORNIA (July 23, 1998) --
Fischer-Colbrie                 KeraVision, Inc. (Nasdaq: KERA) has appointed
(510) 353-3000                  Davis F. Heniges, a 23-year veteran of Johnson
                                & Johnson Co. and past vice president of world-
                                wide business development for J&J's former
Media: Mick                     ophthalmic company, IOLAB Corp., to the post of
Taylor                          vice president-Europe.
(510) 353-3075
                                Effective immediately, Heniges will manage the
KeraVision, Inc.                European market-development programs for the
48630 Milmont                   KeraVision (R) Ring, a tiny corneal inlay that
Drive                           when placed in the eye is designed to
Fremont, CA, 94538              permanently treat myopia (nearsightedness)
(510) 353-3030                  without permanently altering the optical zone.
FAX                             The product is in Phase III clinical study in
                                the U.S. and is sold in Canada and in several
                                European Union countries including Germany and France.

                                Keravision Chairman and Chief Executive Officer Thomas M. Loarie said, "KeraVision has an opportunity in Europe to use our technological leadership to develop a largely undeveloped market for vision correction surgery. Dave Heniges is perfect for the task, having helped build J&J's global ophthalmic franchise into a $200 million-a-year business. Dave rose from field sales at J&J to broad management responsibilities in global market and business development. We are pleased to have him on the team."

                                In his new capacity, Heniges will implement strategies to increase sales in France and Germany while expanding into additional European Union countries this year and over the next several years. He succeeds Patrick Sabaria who will be leaving KeraVision.

                                Heniges, 54, joined J&J in 1972, rising in 1986 to vice president for marketing of J&J's former ophthalmic device, equipment and pharmaceutical company, IOLAB Corp. In 1991 he was appointed vice president for KeraVision's New VP-Europe

                                                    -more-
                                worldwide business development of IOLAB. Most recently he served as vice president, global marketing for Baxter Healthcare's Cardiovascular Surgery Division. A native of Portland, OR, he received a bachelor of science degree from Oregon State University.

                                KeraVision, founded in 1986, is pioneering a new approach to treating common vision problems, one that seeks to reshape the cornea by surgically adding materials rather than cutting or removing tissue like other surgical methods. The company believes its approach will be an alternative to eyeglasses and contacts and to vision surgeries that permanently alter the eye's central optical zone. In addition to treating nearsightedness, KeraVision's patented core technology is being developed to potentially treat farsightedness (hyperopia) and astigmatism.

                                Except for the historical information, the
                                matters discussed in this news release are
                                forward-looking statements. Actual results may
                                differ materially due to a variety of factors,
                                including significant unforeseen delays in the
                                regulatory approval process, changes in
KeraVision Ring                 regulatory review guidelines, procedures,
and ICR are                     regulations or administrative interpretations,
registered                      complications relating to the KeraVision Ring or
trademarks or                   the surgical procedures, regulations or
trademarks of                   administrative interpretations, complications
KeraVision, Inc.                relating to the KeraVision Ring or the surgical
in the U.S.                     procedure, competitive products and technology,
and foreign                     and other risk factors described under the
countries                       heading "Factors Affecting the Company, Its
                                Business and Its Stock Price: set forth in the
www/keravision.com              company's Annual Report on Form 10-K for the
"Fax On Demand"                 year ended December 31, 1997 and in the Form 10-
(800)448-8559                   Q for the quarter ended March 31, 1998.


                                                   # # #